EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Helen of Troy Limited

We have issued our reports dated April 29, 2013 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Helen of Troy Limited and Subsidiaries on Form  10-K for the year ended February 28, 2013.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Helen of Troy Limited and Subsidiaries on Forms S-8 (File No. 333-154525, effective October 21, 2008; File No. 333-154526, effective October 21, 2008; File No. 333-153658, effective September 24, 2008; File No. 333-11181, effective September 18, 1996; File No. 333-67369, effective November 16, 1998;  File No. 333-67349, effective November 16, 1998; File No. 333-90776, effective June 19, 2002; File No. 333-103825, effective March 14, 2003; File No. 333-128832, effective October 5, 2005; and File No. 333-178217, effective November 29, 2011).

/s/ GRANT THORNTON LLP

Dallas, Texas

April 29, 2013